EXHIBIT 11.1
                    Computation of Earnings per Common Share
               (In thousands, except share and per share amounts)

                                                                            THREE MONTHS ENDED DECEMBER 31,
                                                                         ------------------------------------
                                                                            1998         1997         1996
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
Net earnings                                                             $    3,202   $    2,300   $    1,733
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Average number of common
    shares outstanding                                                    6,702,275    6,589,431    6,496,039

Average number of common shares outstanding,
    non-detachable put                                                    1,200,000            0            0
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Average number of common shares outstanding,
    including non-detachable put                                          7,902,275    6,589,431    6,496,039

Dilutive effect of outstanding stock
    options and warrants                                                     33,874      155,225      239,145

Dilutive effect of non-detachable put option                                472,001            0            0
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Average number of common and common
    equivalent shares outstanding                                         8,408,150    6,744,656    6,735,184
-------------------------------------------------------------------------------------------------------------

Basic earnings per share                                                 $     0.41   $     0.35   $     0.27

Diluted earnings per share                                               $     0.38   $     0.34   $     0.26
=============================================================================================================

                                                                                  YEARS ENDED DECEMBER 31,
                                                                         ------------------------------------
                                                                               1998         1997         1996
-------------------------------------------------------------------------------------------------------------

Net earnings                                                             $   10,656   $    7,751   $    6,294
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Average number of common
    shares outstanding                                                    6,699,833    6,568,444    6,441,723

Average number of common shares outstanding,
    including non-detachable put                                            600,000            0            0
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Average number of common shares outstanding,
    including non-detachable put                                          7,299,833    6,568,444    6,441,723

Dilutive effect of outstanding stock
    options and warrants                                                     63,367      165,908      276,628

Dilutive effect of non-detachable put option                                157,334            0            0
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Average number of common and common
    equivalent shares outstanding                                         7,520,534    6,734,352    6,718,351
-------------------------------------------------------------------------------------------------------------

Basic earnings per share                                                 $     1.46   $     1.18   $     0.98

Diluted earnings per share                                               $     1.42   $     1.15   $     0.94
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                                      F-26


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